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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 13, 2000, relating to the consolidated financial statements of StorageApps Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP



Florham Park, New Jersey
November 3, 2000